NET Power Reports Third Quarter 2023 Results
and Provides Business Update

•Progressed Project Permian, the Company’s first Texas-based project located near Midland-Odessa
•Continued site preparation and modifications at La Porte test facility ahead of multiple equipment testing campaigns with Baker Hughes

Durham, NC – NET Power Inc. (NYSE: NPWR) (“NET Power” or the “Company”) today reported results for the third quarter of 2023.

Danny Rice, Chief Executive Officer of NET Power, commented, “We continue to make good progress on all three pillars of our previously outlined corporate strategy. Our engineering team is hard at work finalizing the design for our utility-scale plant. At our La Porte test facility, we’re preparing for our upcoming combustor and turboexpander demonstrations with Baker Hughes, which will de-risk our first utility-scale project, Project Permian, and further refine our proprietary plant controls architecture. Our operations team is progressing through FEED and site-related permitting for Project Permian.”

Mr. Rice continued, “Meeting our global energy needs requires access to affordable and reliable power, and given growing demand for clean energy, the world needs a solution that we think only NET Power provides. The global energy supply chain is lagging current market demand for new energy infrastructure, which means excessive lead times across many critical components for years to come. Our supply chain strategy is intended to alleviate these market constraints, and we must prudently incorporate the current supply chain challenges into our project timing and planning.

Due to the tightness in the global supply chain, we are incorporating a 12-month cushion into our expected schedule for Project Permian. We’re now expecting to achieve initial power generation sometime between the second half of 2027 and first half of 2028. We expect the world’s current supply chain bottlenecks to be resolved by the time we deploy our second utility-scale plant. Fortunately for our shareholders, we over-capitalized NET Power upon going public, and we expect to have meaningful cash on hand at commercialization of Project Permian.

On the commercial front, we are pleased to announce progress on our first originated project, which will be located in North America. We’ve successfully finished our technical feasibility study and are preparing to submit permits for grid interconnection and carbon sequestration in 2024. We began working on this project earlier this year, which is a testament to our commercial team’s ability to identify good opportunities quickly. We intend to find and secure more project opportunities in the coming years and be ready to deliver the Energy Trifecta at scale by the end of this decade.”

Business Update

La Porte Demonstration Facility – The Company continues preparation at its La Porte facility for various equipment demonstration campaigns. These testing campaigns under the Baker Hughes Joint Development Program will provide key operational data ahead of deploying the first utility-scale package. Current preparations at the facility include recycle CO2 compressor relocation, piping and instrumentation enhancements, and distributed control system upgrades.

Project Permian – At NET Power’s first Texas-based project located near Midland-Odessa, Front-End Engineering and Design (FEED) is ongoing with licensed EPC partner Zachry Group. FEED is expected to conclude in 2024 and will form the basis for NET Power’s standardized utility-scale plant design. During the quarter, NET Power continued release of initial bid packages for long-lead equipment, progressed negotiations for supply and offtake agreements, and completed the initial survey and environmental assessment of the plant site. Capitalized expenditures associated with ongoing development of Project Permian totaled $2.5 million in the third quarter of 2023. NET Power expects to release initial long-lead equipment orders for Project Permian in the first half of 2024 and to achieve initial power generation between the second half of 2027 and first half of 2028.

Financial Outlook

During the third quarter, cash flow from operations was approximately $0.1 million and cash flow from investing activities totaled approximately negative $103 million, including $100 million in cash invested into short-term interest-bearing securities. The Company ended the quarter with approximately $645 million of cash and short-term investments and no debt, as compared to approximately $649 million in cash and short-term investments at end of the second quarter of 2023.

The Company has a fully diluted share count of approximately 247 million shares, comprised of approximately 71 million shares of Class A Common Stock outstanding; approximately 140 million shares of Class A Common Stock issuable upon the exchange of Class B Common Stock; approximately 20 million shares of Class A Common Stock issuable upon the exercise of outstanding public and private warrants; approximately 2 million shares of Class A Common Stock issuable upon the exchange of Class B Common Stock subject to earn out or vesting requirements; and approximately 14 million shares of Class A Common Stock issuable upon the exchange of Class B Common Stock authorized for issuance pursuant to the Baker Hughes Joint Development Agreement.

Conference Call

NET Power will host a conference call to discuss third quarter 2023 financial results beginning at 8:30 AM ET on Tuesday, November 14. To access the live audio webcast of the conference call, please visit NET Power’s investor relations website at ir.netpower.com. To participate by phone, dial 877-407-8014 (domestic) or +1 201-689-8053 (international).
An archived webcast will be available following the call.

About NET Power

NET Power (NYSE: NPWR) is a clean energy technology company developing its proprietary NET Power Cycle, which transforms natural gas into low-cost, clean and reliable power. The Company is on a mission to deploy its utility-scale plants across the world by partnering with local communities, power producers, energy producers, technology providers and other stakeholders. NET Power was founded in 2010 and has offices in Durham, North Carolina (HQ) and Houston, Texas.

Cautionary Note Regarding Forward-Looking Statements and Projections

Certain statements in this release may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995, each as amended. Forward-looking statements provide current expectations of future events and include any statement that does not directly relate to any historical or current fact. Words such as “anticipates,” “believes,” “expects,” “intends,” “plans,” “projects,” or other similar expressions may identify such forward-looking statements. Forward-looking statements may relate to the development of NET Power’s technology, the anticipated demand for NET Power’s technology and the markets in which NET Power operates, the timing of the deployment of plant deliveries, and NET Power’s business strategies, capital requirements, potential growth opportunities and expectations for future performance (financial or otherwise). Forward-looking statements are based on current expectations, estimates, projections, targets, opinions and/or beliefs of the Company, and such statements involve known and unknown risks, uncertainties and other factors. Actual results may differ materially from those discussed in forward-looking statements as a result of factors, risks and uncertainties over which NET Power has no control. These factors, risks and uncertainties include, but are not limited to, those described under the headings “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in the Company’s Registration Statement on Form S-1 filed with the SEC on July 7, 2023, as subsequently amended on September 15, 2023, its subsequent annual reports on Form 10-K and quarterly reports on Form 10-Q, and in its other filings made with the SEC from time to time, which are available via the SEC’s website at www.sec.gov. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and NET Power assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. NET Power does not give any assurance that it will achieve its expectations.

Investor Relations Contact:
investors@netpower.com

NET Power Media Contact: Sam Fabens
netpower@voxglobal.com